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                                                                    EXHIBIT 16.1


                                (E&Y LETTERHEAD)

September 18, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated September 12, 2001, of Virage Logic Corporation and are in agreement with the statements contained in: Item 4 paragraph one, and Item 4a paragraphs i, ii, iv, v and vi on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/ Ernst & Young LLP